Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports included herein, dated March 25, 2008, with respect to the consolidated financial statements of PowerShares DB Energy Fund and Subsidiary, PowerShares DB Oil Fund and Subsidiary, PowerShares DB Precious Metals Fund and Subsidiary, PowerShares DB Gold Fund and Subsidiary, PowerShares DB Silver Fund and Subsidiary, PowerShares DB Base Metals Fund and Subsidiary and PowerShares DB Agriculture Fund and Subsidiary as of December 31, 2007, and with respect to the statements of financial condition of PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund as of December 31, 2006. We also consent to the use of our report included herein, dated April 8, 2008, with respect to the financial statements of DB Commodity Services LLC as of December 31, 2007 and 2006. In addition, we consent to the references to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York

April 28, 2008